SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2010

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, the Board of Directors of CyberDefender Corporation (the “Company”) appointed Howard Bain, Tom Connerty, Thomas Patterson and Ricardo Salas (the “Independent Directors”) to serve as directors of the Company until their earlier resignation or removal, or until their successors are duly elected.  Prior to such appointment, the Company’s Board of Directors determined that each of the foregoing individuals meets the director independence standards of the Nasdaq Stock Market, LLC, as set forth in NASDAQ Rule 5605(e), and rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and that Howard Bain is an audit committee financial expert within the meaning set forth in Item 407 under SEC Regulation S-K.

Howard Bain, Tom Connerty and Ricardo Salas have been named to serve on the Audit Committee of the Board of Directors and Howard Bain has been named as Chairman of the Audit Committee.

Tom Connerty, Thomas Patterson and Ricardo Salas have been named to serve on the Compensation Committee of the Board of Directors and Ricardo Salas has been named as Chairman of the Compensation Committee.

Howard Bain, Tom Connerty and Thomas Patterson have been named to serve on the Nominating and Corporate Governance Committee of the Board of Directors and Thomas Patterson has been named as Chairman of the Nominating and Corporate Governance Committee.

With the exception of the transaction described below, since January 1, 2008 there has been no transaction, nor is there any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company's total assets at year end for the last two completed fiscal years, and in which any of the Independent Directors had or will have a direct or indirect material interest.  On December 10, 2008, Ricardo Salas purchased $100,000 in principal amount of the Company’s 10% Convertible Promissory Notes convertible into the Company’s common stock at a conversion price of $1.25 per share, along with five-year warrants to purchase an aggregate of 40,000 shares of common stock at an exercise price of $1.25 per share.  Information about this offering is included in the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on December 5, 2008 and amended on February 3, 2009.

The Board of Directors has approved certain compensation terms for all directors of the Company who are not officers or employees of the Company, including, without limitation, the Independent Directors and the director designated by GR Match LLC pursuant to the Media and Marketing Services Agreement, dated as of March 24, 2009, as amended.  The compensation terms for directors who are not also officers or employees of the Company are summarized as follows:

1)	an annual retainer of $20,000 per year;

2)	additional retainer of $25,000 per year for the Chairman of the Board/Lead Independent Director (if any);

3)	additional retainer of $15,000 per year for service as Chairman of the Audit Committee;

4)
additional retainer of $2,500 per year for service on the Audit Committee (not applicable to the Chairman of the Audit Committee, which is covered by item 3 above), the Compensation Committee or the Nominating and Corporate Governance Committee;

5)
an annual option grant to purchase 10,000 shares of common stock under the Company’s equity incentive plan at an exercise price equal to the closing price of the Company’s common stock on the initial date of grant and, as applicable, upon each anniversary thereof (or the next trading day if an anniversary falls on a day that is not a trading day);

6)	$1,000 to attend a Board meeting in person, and $500 to participate in a Board meeting by phone; and

7)	reasonable travel and lodging expenses for any activities related to the performance of their duties on the Board of Directors.

Non-employee directors may elect to receive their cash compensation in restricted stock valued at the closing price of the Company’s common stock on the date such compensation is due (or the next trading day if such due date is not a trading day). All option grants received by non-employee directors for services as a Board member are made subject to forfeiture in the event of termination of service on the Board of Directors or as a Committee member, as applicable to such grant.  All cash compensation is to be paid quarterly, in arrears, with the first payment prorated and due on July 1, 2010.

Each non-employee director will receive an initial grant of 20,000 shares of restricted common stock, which restriction lapses as to approximately 1,667 shares monthly (5,000 shares quarterly) over a period of one year commencing on the date of grant. Non-employee directors are entitled to vote such restricted stock, subject to forfeiture, in accordance with the terms of the grant.

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the Indemnification Agreement, which is attached to this report as exhibit 10.1.

The Independent Directors have each entered into an Indemnification Agreement with the Company.  Pursuant to the terms of the Indemnification Agreement, the Company must indemnify each of the Independent Directors (“Indemnitee”) if the Indemnitee is a party to or threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding.  The indemnification must be provided only if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in the best interests of the Company, or, in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  If the proceeding is brought by or in the right of the Company, the Company need not provide indemnification for expenses if the Indemnittee is judged to be liable to the Company, unless the court in which the proceeding is brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses as the court deems proper.  No indemnification may be provided in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he is judged liable on the basis that personal benefit was improperly received by him.  The Company must advance all reasonable expenses to the Indemnitee in connection with a proceeding within 5 days after receipt of a notice from the Indemnitee requesting the advance.  The notice must include reasonable evidence of the expenses and must be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against the expenses.  Notwithstanding the Indemnification Agreement, the Company must indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of the Indemnification Agreement, the Company’s Certificate of Incorporation, the Bylaws, or by statute.  In the event of any changes, after the date of the Indemnification Agreement, in any applicable law, statute, or rule that expand the right of a Delaware corporation to indemnify a member of its board of directors or any officer, any such changes shall be within the purview of the Indemnitee’s rights, and the Company’s obligations.  In the event of any changes in any applicable law, statute, or rule that narrow the right of a Delaware corporation to indemnify a member of its board of directors or any officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreement, will have no effect on it.  The indemnification provided by the Indemnification Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any entity which the Indemnitee serves at the request of the Company, the Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

The term of the Indemnification Agreement will continue until the later of: (a) 10 years after the date that the Indemnitee ceases to serve as a director, or (b) the final termination of all pending proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The Indemnitee is not entitled to indemnification or advancement of expenses under the Indemnification Agreement with respect to any proceeding brought or made by him against the Company.

On May 26, 2010, Igor Barash resigned as a director of the Company.  Mr. Barash’s resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Barash remains as the Chief Information Officer of the Company.

Following the appointment of the Independent Directors and the resignation of Igor Barash from the Board of Directors, the Company has a majority of independent directors on its Board of Directors.

Item 9.01    Financial Statements and Exhibits.

Exhibit 10.1    Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2010

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer